Exhibit (g)(27)

NORTHERN FUNDS

ADDENDUM NO. 26 TO THE CUSTODIAN AGREEMENT

This Addendum No. 26, dated as of the 18th day of February, 2011, is entered into between NORTHERN FUNDS (the “Trust”), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY (“Northern”), an Illinois state bank.

WHEREAS, the Trust and Northern have entered into a Custodian Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996, by Addendum No. 4 dated August 6, 1996, by Addendum No. 5 dated March 24, 1997, by Addendum No. 6 dated February 12, 1997, by Addendum No. 7 dated November 18, 1997, by Addendum No. 8 dated December 21, 1998, by Addendum No. 9 dated September 15, 1999, by Addendum No. 10 dated December 28, 1999, by Addendum No. 11 dated July 31, 2000, by Addendum No. 12 dated August 1, 2000, by Addendum No. 13 dated September 26, 2000, by Addendum No. 14 dated May 21, 2001, by Addendum No. 15 dated October 30, 2001, by Addendum No. 16 dated July 29, 2003, by Addendum No. 17 dated February 14, 2005, by Addendum No. 18 dated December 5, 2005, by Addendum No. 19 dated May 5, 2006, by Addendum No. 20 dated February 16, 2007, by Addendum No. 21 dated August 3, 2007 by Addendum No. 22 dated August 3, 2007, by Addendum No. 23 dated May 8, 2009, by Addendum No. 24 dated May 7, 2010 and by Addendum No. 25 dated February 18, 2011 (the “Custodian Agreement”) pursuant to which the Trust has appointed Northern to act as custodian to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Income Equity Fund, Large Cap Equity Fund (formerly known as the Growth Equity Fund), Large Cap Growth Fund (formerly known as the Select Equity Fund), Small Cap Value Fund (formerly known as the Small Cap Fund), Technology Fund, Stock Index Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Tax-Exempt Money Market Fund, Small Cap Core Fund (formerly known as the Small Cap Growth Fund), Large Cap Value Fund, Mid Cap Index Fund, Enhanced Large Cap Fund, Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund, Bond Index Fund, Multi-Manager Large Cap Fund, Short-Intermediate Tax-Exempt Fund, Ultra-Short Fixed Income Fund, Tax-Advantaged Ultra-Short Fixed Income Fund, Investors Money Market Fund, Investors AMT-Free Municipal Money Market Fund, Investors U.S. Government Money Market Fund and Global Tactical Asset Allocation Fund (each a “Fund,” collectively, the “Funds”); and

WHEREAS, the Trust and Northern wish to amend the Custodian Agreement to extend its termination date to June 30, 2012, for each of the Funds;

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Duration and Termination. Section 12 of the Custodian Agreement is hereby amended and restated in its entirety as follows:

Duration and Termination. Insofar as the holders of Shares representing the interests in the Trust’s Funds are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until June 30, 2012, and, insofar as the holders of shares representing the interests in each additional Fund are affected by this Agreement, it shall continue until June 30 of the year in which the Fund becomes a Fund hereunder, and, for such Fund, thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in such Fund; provided however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined) of the Trust on 60 days’ written notice to Northern, or by Northern at any time, without payment of any penalty, on 60 days’ written notice to the Trust.

2.	Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Custodian Agreement.

3.	Miscellaneous. Except to the extent supplemented hereby, the Custodian Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.

All signatures need not appear on the same copy of this Addendum

NORTHERN FUNDS

By:	/s/ Lloyd Wennlund
Name:	Lloyd Wennlund
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Eric Schweitzer
Name:	Eric Schweitzer
Title:	Senior Vice President

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